Exhibit 99.2

1 June 29, 2018 Adesto to Acquire Echelon Corporation

2 Safe Harbor Statement About Non - GAAP Financial Measures During this presentation, references to financial measures of Adesto Technologies Corporation (“ Adesto ”) will include references to non - GAAP financial measures. Adesto provides an explanation of these financial measures in its latest earnings release. Forward - Looking Statements This presentation contains forward - looking statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements include, among other things, statements described as “Expected Financial Benefits” and “Financing & Timeline,” on the slide entitled “Anticipated Benefits of the Transaction” and relating to expansion of the combined company’s addressable market, projections on the slide captione d “ Adesto Pro Forma Financial Highlights” and statements regarding future events that involve risks and uncertainties. Actual results may differ materiall y f rom those contained in the forward - looking statements contained in this presentation, and reported results should not be considered as an indication of future p erf ormance. The potential risks and uncertainties that could cause actual results to differ from those projected include the risk that Echelon Corporation stockh old ers may not approve the proposed the proposed acquisition, the closing of the acquisition may not occur or may be delayed, litigation related to the proposed acqu isi tion may delay or negatively impact the proposed acquisition, Adesto may be delayed or unable to finance the acquisition due to market conditions or for other reasons, the businesses of the Adesto , S3semi and Echelon may not be combined successfully, or such combination may take longer, be more difficult, time - consuming or costly t o accomplish than expected; the risk that sales of Echelon’s products will not be as high as anticipated; the expected growth opportunities, increases in average sal es prices, revenues, gross margin and operating margin, sales channel expansion or cost savings from the acquisition may not be fully realized or may take longer t o r ealize than expected; customer losses and business disruption following the acquisition, including adverse effects on relationships with former employees of Echelo n, may be greater than expected; and the risk that the Company may incur unanticipated or unknown losses or liabilities in connection with the acquisition. Additional fa ctors, that could cause actual results to differ materially from those expressed in the forward - looking statements include our ability to predict the timing of design win s entering production and the potential future revenue associated with our design wins; market adoption of our CBRAM - based products; our limited operating history; our rate of growth; our ability to predict customer demand for our existing and future products and to secure adequate manufacturing capacity; consumer demand condition s a ffecting our end markets; our ability to manage our growth; our ability to hire, retain and motivate employees; the effects of competition, including price co mpetition; technological, regulatory and legal developments; and developments in the economy and financial markets.. These and other risks are discussed in greater de tai l in the Company's Securities and Exchange Commission filings, including its most recent annual report on Form 10 - K, which is available on the Company's investor relations website at ir.adestotech.com and on the SEC website at sec.gov. All information provided in this release and in the attachments is as of June 28, 2018, an d t he Company assumes no obligation to update this information as a result of future events or developments.

3 Transaction Overview o Financed through a combination of cash and equity and/or debt o Expected to close in third quarter 2018 Financing & Timeline o Echelon shareholders to receive $8.50 per share o Acquisition price represents a total equity value of approx. $45M, and a total enterprise value of approx. $30M (*) Consideration o Signed Definitive Agreement to acquire Echelon Corporation o Pioneer in the development of open - standard networking platforms o Focused on commercial and industrial applications Transaction o Accelerates revenue growth and margin expansion o Accretive to EBITDA and non - GAAP EPS within the first 12 months Expected Financial Benefits (*) A fter accounting for Echelon’s cash and investments on its balance sheet at March 31, 2018, as well as expected transaction expense s of approx. $4M.

4 Echelon’s Products and Markets Chips Edge Servers, Modules Development Platforms Manufacturing Building Automation Transportation Connected Lighting Connecting Devices into Networks for over 25 Years

5 Echelon Background Strong Systems Expertise Corporate Background Established: 1988, Headquartered in Santa Clara, CA NASDAQ: ELON Solutions: Networking and Communication Semiconductors Solutions & Systems Applications: Building & Lighting Controls, Transportation & Manufacturing Automation End Markets: Industrial IoT, Transportation, Smart Grid, Smart City Customers: Leading Industrial OEMs Team: Experience in Systems/Software Solutions Expertise: Multiple Networking Protocols in Industrial Mkts Experience: Average of 15 years in industry or at Company Business Model Revenue: Stable Base of Revenue Gross Margin: Above 55% Rev Distribution: No End Customer Concentration

Anticipated Benefits of the Transaction

Extend Reach within Industrial IoT	○ Well regarded connectivity solutions in Industrial IoT (IIoT) ○ Intelligent cloud-based analytics for IIoT edge network ○ Builds upon S3semi transaction with further SAM expansion
Margin & Portfolio Expansion	○ High-value solutions command richer gross margins >55% ○ Systems and software expertise adds significant value ○ Connectivity (wireline and wireless) and control modules, edge servers
Sales Channel Expansion	○ Tier 1 commercial & industrial customers ○ Well respected and entrenched platforms with long life cycles ○ Global installed base with ~140M installed endpoints
Roadmap Enrichment	○ Leverage Adesto's newly acquired ASIC Group to extend roadmap ○ Expand beyond semiconductor devices into modules & system platforms

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7 Adesto + S3semi + Echelon Reference: Cisco IoT Reference Model Memory Mixed - Signal ASIC Tools/SDK Edge Servers Comm. / Control Chipsets Expanding Footprint and IoT Content Ownership

8 SAM Expansion Memory Analog Communication Controller 20B Connected Nodes by 2020 Expanding SAM Opportunity* $1B+ $20B+ Industrial Control Servers New Adesto Increased Ownership of the Key IoT Components and Technologies with Entrenched Position in Industrial Markets * Estimated based on internal company estimates.

Adesto Pro Forma Financial Highlights

Echelon and S3 Semiconductors acquisitions enhance Adesto financial profile

- Pro Forma revenues of ~$100M[2]
- Gross margins of ~53%[1]
- Expected cost synergies of $6-8MM in the first twelve months [2]
- Echelon transaction expected to be accretive to EBITDA and non-GAAP EPS in first twelve months [2]

2017 Pro Forma Revenue ($MM) and Gross Margin (%)



$101M
$56M
49%
53%
Standalone
(Adesto Only)
Pro Forma
(Adesto + S3 + Echelon)

(1) 2017 pro forma figures include Adesto Technologies and Echelon Corporation revenues and gross margins per public filings; S3 Semiconductors revenue and gross margins per estimates of Adesto management

(2) Adesto Technologies management estimates

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10 Thank You!